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                                     FORM OF
                    ELEVENTH AMENDMENT TO CUSTODIAN CONTRACT

                         THE HARTFORD MUTUAL FUNDS, INC.

                           Effective __________, 2004

State Street Bank and Trust Company
801 Pennsylvania
Kansas City, MO 64105

Re:     THE HARTFORD MUTUAL FUNDS, INC.
        CUSTODIAN CONTRACT - NOTICE OF ADDITIONAL PORTFOLIOS

Dear Sir or Madam:

This notice of additional portfolios is provided to you pursuant to Section 17 of the Custodian Contract between The Hartford Mutual Funds, Inc. (the "Fund") and State Street Bank dated July 15, 1996, as amended (the "Contract").

The Fund hereby requests that State Street act as Custodian for the following new portfolios of the Fund under the terms of the Contract:

          -    The Hartford Aggressive Growth Allocation Fund

          -    The Hartford Balanced Allocation Fund

          -    The Hartford Conservative Allocation Fund

          -    The Hartford Growth Allocation Fund

          -    The Hartford Income Allocation Fund

Please indicate your acceptance by executing two copies of this letter, returning one to the Fund and retaining one for your records.

                                            THE HARTFORD MUTUAL FUNDS, INC.

                                            By: ________________________________
                                                  Name:  David M. Znamierowski
                                                  Title: President
Agreed and Accepted:

STATE STREET BANK AND TRUST COMPANY

By:   _______________________________
Name: _______________________________
Title:_______________________________